Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100078) of United Security Bancshares of our report dated June 28, 2024, relating to the financial statements and supplemental information of the United Security Bank Cash or Deferred Stock Ownership Plan (the Plan) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2023.

/s/ Moss Adams LLP
Spokane, WA
June 28, 2024